UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/01/2012

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2012, CDI Corp. (the "Company") filed a Current Report on Form 8-K to report certain compensation of the Company's executive officers. The description of the grants of equity awards in that filing is being corrected, and the section of that Report entitled "2012 Grants of Equity Awards" is hereby amended and restated in its entirety to read as follows:

2012 GRANTS OF EQUITY AWARDS

As of this filing date, there have been no grants of equity awards to executive officers in 2012, except for the 2012 equity awards to Robert Giorgio. Such equity awards for Mr. Giorgio are governed by the terms of his Employment Agreement dated February 15, 2009 (Exhibit 10.1 to the Company's Form 10-Q filed on August 5, 2011) which provides for Time-Vested Deferred Stock and Performance-Contingent Deferred Stock with specific terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: August 01, 2012	By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President, Chief Administrative Officer and General Counsel